Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM JAPAN OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION.

For Immediate Release

4 December 2009

KRAFT FOODS INC. TO PUBLISH OFFER DOCUMENTATION RELATED TO PROPOSED

ACQUISITION OF CADBURY PLC

On 9 November 2009, Kraft Foods Inc. (“Kraft Foods”) announced its firm intention to make an offer (the “Offer”) to acquire all of the issued and to be issued share capital of Cadbury plc (“Cadbury”).

Kraft Foods announces that the offer document, which contains the terms and conditions of the Offer and the procedures for acceptance (the “Offer Document”), is being posted today, together with the Form of Acceptance. A prospectus relating to the New Kraft Foods Shares proposed to be issued in connection with the Offer (the “Prospectus”) is expected to be approved by the Financial Services Authority in the UK, and published today on Kraft Foods’ website (www.transactioninfo.com/kraftfoods).

The Offer is being communicated to Cadbury US Shareholders, Cadbury Canadian Shareholders and Cadbury ADS Holders (wherever located) by way of the “US Offer Document” (rather than the documents described in the previous paragraph). The US Offer Document is also being filed with the US Securities and Exchange Commission (the “SEC”) and mailed today, together with the relevant Form of Acceptance or ADS Letter of Transmittal, and will be available on the same Kraft Foods’ website (as mentioned above).

Commenting on the publication of the Offer documentation, the Chairman and CEO of Kraft Foods, Irene B. Rosenfeld, said:

“We remain confident that the unique combination of Kraft Foods and Cadbury would create a significant growth opportunity for both businesses. That’s why we believe this Offer is in the best interest of both companies’ shareholders. Our Offer is fully financed, represents a substantial premium to Cadbury’s unaffected share price and provides both immediate value certainty and meaningful longer-term upside potential.”

The Offer

As previously announced, under the Offer, Cadbury Shareholders and Cadbury ADS Holders are entitled to receive:

for each Cadbury Share	300 pence in cash and 0.2589 New Kraft Foods Shares

for each Cadbury ADS	1,200 pence in cash and 1.0356 New Kraft Foods Shares

Based on the closing share price of US$26.50 per Kraft Foods Share on 1 December 2009, the Offer values each Cadbury share at 713 pence and values the entire issued and to be issued share capital of Cadbury at approximately £10.1 billion (based on an exchange rate of US$1.6627 to £1.00).

Acceptances of the Offer should be received no later than 1.00 p.m. (London time) / 8.00 a.m. (New York time) on 5 January 2010 (or such later time(s) and/or date(s) as Kraft Foods may, subject to the provisions of the Takeover Code, decide).

Copies of the Offer-related documentation will be available for inspection during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, England until the end of the Offer Period. Copies of the Offer Document, the US Offer Document and the Prospectus will be available to the public, subject to restrictions relating to persons in certain overseas jurisdictions, on Kraft Foods’ website at www.transactioninfo.com/kraftfoods during the course of the Offer.

Capitalised terms used in this announcement shall have the meaning given to them in the Offer Document.

Enquiries:

Kraft Foods
Perry Yeatman Chris Jakubik	(Media) (Investors)	+1 847 646 4538 +1 847 646 5494

Lazard (lead financial adviser)
Jeffrey Rosen Antonio Weiss William Rucker Peter Kiernan		+1 212 632 6000 +1 212 632 6000 +44 20 7187 2000 +44 20 7187 2000

Citigroup (corporate broking)
David James		+44 20 7986 4000

Deutsche Bank (corporate broking)
James Agnew		+44 20 7545 8000

Brunswick Group (public relations)
Richard Jacques Jonathan Glass		+44 20 7404 5959 +44 20 7404 5959

Financial advisers:

Centerview Partners Robert Pruzan

Citigroup Leon Kalvaria

Deutsche Bank Nigel Meek

Further Information

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Lazard & Co., Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Centerview Partners UK LLP, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Centerview Partners UK LLP, nor for providing advice in relation to the Offer or any matters referred to herein.

Citigroup Global Markets Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Citigroup Global Markets Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to the clients of Deutsche Bank AG nor for providing advice in relation to the Offer or any other matters referred to herein.

This announcement does not constitute, and must not be construed as, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of an offer to purchase or subscribe for any securities, pursuant to the Offer or otherwise. The full terms and conditions of the Offer, including details of how the Offer may be accepted, are set out in the Offer documentation. Cadbury Securityholders who accept the Offer may rely only on the Offer documentation for all the terms and conditions of the Offer.

This announcement is not a prospectus for purposes of the EU Prospectus Directive. Cadbury Securityholders in the EU should not tender their shares except on the basis of information in the prospectus to be published pursuant to the EU Prospectus Directive on Kraft Foods’ website. In making their decision whether or not to accept the Offer, Cadbury Securityholders who are South African residents will need to take into account the Excon Regulations, and consider whether or not their acceptance of the Offer and their subsequent receipt of consideration for their Cadbury Shares from Kraft Foods, whether in the form of cash and/or New Kraft Foods Shares, will be in compliance with the Excon Regulations.

The release, publication or distribution of this announcement and any other Offer-related documentation in jurisdictions other than the UK, the US, Canada, France, Ireland or Spain, and the availability of the Offer to Cadbury Securityholders who are not resident in such jurisdictions may be affected by the laws or regulations of relevant jurisdictions. Therefore any persons who are subject to the laws and regulations of any jurisdiction other than the UK, the US, Canada, France, Ireland or Spain, and Cadbury Securityholders who are not resident in such jurisdictions should inform themselves of and observe any applicable requirements.

The Offer is not being extended and will not be extended, directly or indirectly, in or into or by use of the mails of, or by any means or instrumentality (including, without limitation, electronic mail, facsimile transmission, telex, telephone, internet or other forms of electronic communication) of interstate or foreign commerce of, or any facilities of a national securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within such Restricted Jurisdiction unless otherwise determined by Kraft Foods. Accordingly, copies of this announcement and the Offer-related documentation are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, custodians, nominees, and trustees) should observe these restrictions and must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render any purported acceptance of the Offer invalid.

Forward-Looking Statements

This announcement contains forward-looking statements regarding the Offer. Such statements include, but are not limited to, statements about the benefits of the proposed combination and other such statements that are not historical facts, which are or may be based on Kraft Foods’ plans, estimates and projections. These forward-looking statements involve risks and uncertainties, many of which are beyond Kraft Foods’ control, that could cause Kraft Foods’ actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the Offer, and the risk factors set forth in Kraft Foods’ filings with the SEC, including the registration statement on Form S-4 that will be filed concomitantly with this announcement by Kraft Foods in connection with the Offer, Kraft Foods’ most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this announcement, except as required by applicable law or regulation.

Additional US-Related Information

This announcement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury or Kraft Foods. Kraft Foods intends to file a registration statement and tender offer documents with the SEC in connection with the Offer. Cadbury US Shareholders, Cadbury Canadian Shareholders and Cadbury ADS Holders (wherever located) should read those filings, and any other filings made by Kraft Foods with the SEC in connection with the proposed combination, as they will contain important information. Those documents, when filed, as well as Kraft Foods’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.kraftfoodscompany.com.